NEWS RELEASE

Contact:
Jeffrey Freedman, Investor Relations
investorrelations@ecostim-es.com
281-531-7200

EcoStim Energy Solutions Reports Second Quarter 2017 Results

HOUSTON, TEXAS – August 10, 2017 - Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced its financial and operating results for the quarter ended June 30, 2017.

RECENT DEVELOPMENTS & SECOND QUARTER 2017 HIGHLIGHTS

●	Generated 2Q17 revenue of $8.5 million, a 233% increase over 1Q17 and 265% over 2Q16

●	Signed second contract in Oklahoma expanding operations and activating second spread

●	Set monthly record for revenue in July 2017 reaching $5 million for first time in Company history; executed over 108 stages company-wide during July

●	Signed agreement related to the acquisition of up to 45,000 HHP and associated equipment; extending total HHP to approximately 145,000; including 23,000 in Argentina

●	Completed recapitalization of Company resulting in the conversion of outstanding debt into common stock and the elimination of over $41 million in long term debt

●	Completed two equity private placements to secure $43 million in growth capital to fund additional equipment needed to support all three new contracts

J. Chris Boswell, President and Chief Executive Officer, stated, “The second quarter of 2017 was transformative for the Company. After starting US operations in Oklahoma on May 23, we completed 88 stages during the quarter, and another 85 stages in July alone. We were recently awarded a second contract in the US and expect to generate 75-80% of pro-forma revenue in the US once we commence work under the contract. In Argentina, we completed our first full quarter operating under our recent two-year contract award, completing 53 stages and another 23 stages in July. The Company remains committed to cost control and has recently implemented several initiatives to increase efficiencies and profitability in both the US and Argentina. In addition, we have significantly improved our balance sheet by eliminating substantially all of our debt and successfully completed two equity private placements to acquire the equipment needed for our new contract (approximately 45,000 HHP) and provide redundancy for our two existing contracts. These actions position the Company nicely in both markets and should support further growth.”

Boswell continued, “Our management team has been very diligent and focused, but we could not execute our business plan without the hard work and dedication of the men and women conducting operations for EcoStim every day in the field. I want to again congratulate everyone on the EcoStim team for their commitment and hard work.”

Quarter Financial Results

The Company’s financial results for the second quarter of 2017 reflect initial expenses associated with the start-up of operations in Oklahoma and losses in Argentina related to certain rental equipment expenses and third party services incurred to support the commencement of operations under our new two-year contract. The Company completed a financing in early July to fund the purchase of additional equipment that is expected to substantially reduce equipment rental expenses and certain third-party costs and substantially improve the profitability of the Company’s contracts in both Argentina and Oklahoma. Additionally, on August 8, 2017, the Company completed a second financing to fund the acquisition of equipment for the new contract in Oklahoma in addition to working capital.

For the second quarter of 2017, EcoStim reported a net loss of $6.1 million, or a loss of $0.31 per basic and diluted share as compared to a net loss of $5.0 million, or a loss of $0.34 per basic and diluted share, reported in the first quarter of 2017. The net loss for the second quarter of 2016 was $3.7 million, or a loss of $0.27 per basic and diluted share. Net loss for the second quarter of 2017 includes approximately $1.9 million of non-cash expenses consisting of depreciation, debt amortization and stock compensation.

Revenues

Revenues in the second quarter of 2017 were $8.5 million compared to $2.6 million for the first quarter of 2017 and $2.3 million for the second quarter of 2016. Revenues from our operations in Argentina accounted for 64%, or $5.4 million of the revenue in the second quarter of 2017 and 100% of the revenue in the first quarter of 2017 and the second quarter of 2016. Revenues from our operations in the US accounted for the remaining 36%, or $3.1 million during the second quarter of 2017.

Cost of Services

Cost of Services in the second quarter of 2017 were $11.5 million compared to $3.9 million for the first quarter of 2017 and $2.5 million for the second quarter of 2016. Cost of Services from our operations in Argentina accounted for 59%, or $6.8 million in the second quarter of 2017, compared to 87% or $3.4 million in the first quarter of 2017 and 100% or $2.5 million in the second quarter of 2016. Cost of Services from our operations in the US accounted for the remaining 41% or $4.7 million during the second quarter of 2017.

During the second quarter of 2017, the Company incurred start-up related costs associated with its operations in Oklahoma and certain third party charges and rental costs associated with our tight gas contract in Argentina. Start-up and commissioning costs incurred in the US market of approximately $2.2 million resulted in higher total operating costs in the second quarter of 2017. These initial start-up and commissioning costs will not be present in the third quarter in relation to our first contract in Oklahoma. However, the commencement of our second Oklahoma spread expected in the fourth quarter will require additional start-up costs in the third quarter, which we anticipate to be less than our costs associated with starting our first operation in the US. In Argentina, third-party charges, inclusive of equipment rental costs accounted for approximately $3.0 million during the quarter, which the Company is actively taking steps to reduce significantly.

SG&A Expense

Selling, general and administrative (“SG&A”) expense in the second quarter of 2017 was approximately $2.0 million compared to $1.4 million for the first quarter of 2017 and $1.6 million for the second quarter of 2016. Included in the second quarter of 2017, SG&A expense is approximately $0.4 million in non-cash stock compensation expense. SG&A expense is primarily related to the sales and administrative offices in Buenos Aires and Neuquén, our district office in Oklahoma, our headquarters in Houston, and the costs associated with being a public company operating both domestically and internationally.

Research & Development Expense

Research and development expense in the second quarter of 2017 was $0.1 million compared to $0.1 million for the prior quarter and $0.1 million for the second quarter of 2016.

Cash and Total Liquidity

On June 30, 2017, EcoStim had cash and cash equivalents of approximately $3.9 million, compared to $11.2 million at March 31, 2017 and $1.7 million on December 31, 2016. Furthermore, subsequent to the end of the quarter, on July 7, 2017, the Company closed on a private placement of $15 million in gross proceeds of the Company’s common stock and on August 8, 2017, the Company closed on a private placement of approximately $28 million in gross proceeds of the Company’s common stock.

Capital Expenditures

Total capital expenditures during the second quarter of 2017 were approximately $4.2 million compared to $3.7 million in the first quarter of 2017 and $1.6 million in the second quarter of 2016. Capital expenditures during the quarter were primarily related to additional pressure pumping equipment for the Company’s operational start-up in Oklahoma and in preparation for the recently awarded contract in Argentina.

Conference Call

The Company will host a conference call at 10:00 AM EST, 9:00 AM CST on Thursday, August 10, 2017. To participate in the call please dial 877-900-9524 from the United States and Canada, and 412-902-0029 internationally. Additionally, the Company will host a webcast presentation which can be accessed through the following link: http://ecostim-es.equisolvewebcast.com/q2-2017.

Participants should dial in five to ten minutes before the scheduled time and must be on a touchtone telephone to ask questions. A replay of the call will be available through August 24, 2017, by dialing 877-660-6853 from the U.S and Canada, and 201-612-7415 internationally. The replay passcode is 13597819.

About the Company

Eco-Stim Energy Solutions is an environmentally focused oilfield service and technology Company providing well stimulation and completion services and field management technologies to oil and gas producers. EcoStim’s methodology and technology offers the potential in high cost regions to decrease the number of stages stimulated in shale plays through a process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can reduce horsepower requirements, emissions and surface footprint. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

Forward-Looking Statements:

Certain statements and information in this press release concerning results for the fiscal period ended June 30, 2017 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” “offer to” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company is preparing for, plans, expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$3,927,079	$1,731,364
Accounts receivable	5,735,830	2,865,707
Inventory	2,925,661	2,047,163
Prepaids and other assets	4,218,768	1,950,539
Total current assets	16,807,338	8,594,773

Property, plant and equipment, net	45,009,376	38,382,391
Other non-current assets	488,633	325,756
Total assets	$62,305,347	$47,302,920

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,288,360	$2,453,551
Accrued expenses	3,754,834	4,503,180
Short-term notes payable	387,029	2,000,000
Current portion of capital lease payable	846,044	789,166
Total current liabilities	16,276,267	9,745,897

Non-current liabilities:
Long-term notes payable	‒	21,737,404
Long-term capital lease payable	364,035	766,687
Total non-current liabilities	364,035	22,504,091

Stockholders’ equity
Common stock	44,805	14,485
Additional paid-in capital	101,315,157	59,556,505
Treasury stock	(57,469)	(57,469)
Accumulated deficit	(55,637,448)	(44,460,589)
Total stockholders’ equity	45,665,045	15,052,932

Total liabilities and stockholders’ equity	$62,305,347	$47,302,920

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$8,527,659	$2,337,579	$11,090,316	$4,171,484

Operating cost and expenses:
Cost of services	11,522,245	2,470,038	15,377,131	4,706,165
Selling, general, and administrative	2,048,305	1,579,808	3,490,709	3,153,072
Research and development	116,638	106,359	203,792	274,815
Depreciation and amortization expense	1,422,719	1,211,960	2,764,511	2,116,190
Total operating costs and expenses	15,109,907	5,368,165	21,836,143	10,250,242

Operating loss	(6,582,248)	(3,030,586)	(10,745,827)	(6,078,758)

Other income (expense):
Interest expense	(116,157)	(937,216)	(1,706,615)	(2,131,927)
Interest forgiven	634,477	‒	634,477	‒
Other income (expense)	(83,906)	376,734	7,846	(172,434)
Total other income (expense)	434,414	(560,482)	(1,064,292)	(2,304,361)

Benefit (provision) for income taxes	‒	(72,237)	633,260	(144,473)

Net loss	$(6,147,834)	$(3,663,305)	$(11,176,859)	$(8,527,592)

Basic and diluted loss per share	$(0.31)	$(0.27)	$(0.64)	$(0.63)

Weighted average number of common shares outstanding-basic and diluted	19,937,375	13,579,848	17,396,511	13,579,889

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2017	2016
Operating Activities
Net loss	$(11,176,859)		$(8,527,592)
Depreciation and amortization	2,764,511		2,116,190
Amortization of debt discount and loan origination cost	424,714		127,771
Stock based compensation	551,360		432,397

Changes in operating assets and liabilities:
Accounts receivable	(2,870,123)		2,778,953
Inventory	(878,498)		(415,419)
Prepaids and other assets	(1,639,592)		1,156,886
Accounts payable and accrued expenses	5,207,834		(1,463,793)
Net cash provided by (used in) operating activities	(7,616,653)		(3,794,607)

Investing Activities
Purchase of equipment	(7,842,535)		(2,706,050)
Net cash used in investing activities	(7,842,535)		(2,706,050)

Financing Activities
Proceeds from sale of common stock	966,780		‒
Proceeds from notes payable	19,298,251		194,611
Payments on notes payable	(2,229,270)		(2,173,922)
Payments on capital lease	(380,858)		(331,371)
Purchase of treasury stock	‒		(37,175)
Net cash provided by (used in) financing activities	17,654,903		(2,347,857)

Net increase (decrease) in cash and cash equivalents	2,195,715		(8,848,514)
Cash and cash equivalents, beginning of period	1,731,364		11,742,489
Cash and cash equivalents, end of period	$3,927,079		$2,893,975

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$230,473		$3,288,283
Cash paid during the year for income taxes	$116,286		$81,642

Non-cash transactions
Property plant and equipment additions in accrued expenses	$1,832,335		$1,566,823
Notes payable settled through recapitalization	$22,000,000	$	‒
Conversion of debt to equity	$41,354,301	$	‒
Interest forgiven from convertible debt	$634,477	$	‒

Non-GAAP Financial Information:

We use EBITDA and adjusted EBITDA to evaluate, assess and benchmark our operational results. We believe that adjusted EBITDA, a non-GAAP financial measure, is a useful measure of operating performance because it excludes items that we do not consider indicative of our core performance. Non-GAAP measures should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. EBITDA and adjusted EBITDA exclude some, but not all items that affect net income and operating income.

EBITDA is defined as net loss with adjustments for depreciation and amortization, interest expense, income tax provision, and other expense (income). Adjusted EBITDA used by the Company is defined as EBITDA plus adjustments for other expense (income), and non-cash stock-based compensation expense.

ECO-STIM ENERGY SOLUTIONS, INC.

RECONCILIATION NET LOSS TO EBITDA AND ADJUSTED EBITDA

The following table presents a reconciliation of adjusted EBITDA to net loss, which is the most comparable GAAP performance measure, for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(6,147,834)	$(3,663,305)	$(11,176,859)	$(8,527,592)

Depreciation and amortization	1,422,719	1,211,960	2,764,511	2,116,190
Interest expense (income)	94,011	470,187	1,644,599	1,501,308
Interest forgiven	(634,477)	‒	(634,477)	‒
Provision for income taxes	‒	72,237	(633,260)	144,473
Foreign exchange	85,880	87,958	25,058	926,083
Other expenses (income)	20,672	(23,565)	29,112	75,376
Stock based compensation	423,188	212,241	551,360	432,397

Adjusted EBITDA	$(4,735,841)	$(1,585,157)	$(7,429,956)	$(3,331,765)

Reportable Segment Information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Latin America	$5,434,937	$2,337,579	$7,997,594	$4,171,484
United States	3,092,722	‒	3,092,722	‒
Total Revenue	$8,527,659	$2,337,579	$11,090,316	$4,171,484
Cost of services:
Latin America	6,798,790	2,470,038	10,170,782	4,706,165
United States	4,723,455	‒	5,206,349	‒
Total Cost of services	$11,522,245	$2,470,038	$15,377,131	$4,706,165

Gross margin:
Latin America	(1,363,853)	(132,459)	(2,173,188)	(534,681)
United States	(1,630,733)	‒	(2,113,627)	‒
Total Gross margin	$(2,994,586)	$(132,459)	$(4,286,815)	$(534,681)